Exhibit 10.1
STAY BONUS REPAYMENT AGREEMENT
THIS AGREEMENT (“Agreement”) dated as December 9, 2020 (the “Effective Date”), is by and between Christopher & Banks Corporation (the “Company”), a Delaware corporation, with an address of 2400 Xenium Lane North, Plymouth, Minnesota 55441, and _________, with an address at ___________ (the “Employee”).
W I T N E S S E T H:
WHEREAS, Employee serves as the __________ of the Company pursuant to the terms of an [offer letter and severance agreement/employment agreement] (collectively, the “Employment Agreement”);
WHEREAS, the Employee is a highly-valued employee of the Company and, therefore, the Company desires to encourage the Employee to continue to be committed to the Company; and
WHEREAS, the Employee desires to continue to work for the Company.
NOW, THEREFORE, to induce the Employee to continue to work for the Company and in consideration of the mutual covenants herein made and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:
1.The Company shall pay to the Employee ________, less statutory withholdings and customary deductions (the “Stay Bonus”), as soon as practicable following the Employee’s execution of this Agreement but no later than December 11, 2020. The Stay Bonus shall be in addition to the Employee’s regular salary payments.
2.The parties agree that the Stay Bonus is intended to be a reward for the Employee’s continued service through the date that is the 6-month anniversary of the Effective Date (the “Service Period”) and, as such, is an advance on the Employee’s salary in the event the Employee voluntarily resigns from the employ of the Company or his employment is terminated by the Company for “cause.” For purposes of this Agreement, “Cause” shall be defined as (i) the Employee’s continuing failure, after reasonable notice and opportunity to cure, to perform the duties and responsibilities assigned to the Employee by the Company; (ii) the Employee engaging in any conduct materially detrimental to the business, goodwill or reputation of the Company; (iii) the Employee’s conviction of a crime involving moral turpitude; or (iv) the Employee violating any material provision of this Agreement or applicable Company policies.
3.The Employee agrees that if, before the expiration of the Service Period, the Employee voluntarily resigns from the employ of the Company or is terminated by the Company for “Cause” (the date of such termination being referred to herein as the “Termination Date”): (i) the Employee shall promptly repay to the Company no later than ten (10) days after the Termination Date an amount equal to the Stay Bonus on an after-tax basis, and (ii) the Company shall be entitled to deduct all or any portion of the amount of the

Stay Bonus not so reimbursed from the Employee’s wages or other sums due the Employee at the time of such resignation or termination.
4.Nondisclosure and Nondisparagement.
The Employee agrees not to disclose any information regarding the substance or existence of this Agreement, including but not limited to, the monies and benefits received or to be received hereunder, except to an immediate family member, attorney, or financial advisor or accountant with whom the Employee chooses to consult regarding this Agreement. The Employee agrees not to, directly or indirectly, in public or in private, deprecate, impugn or otherwise make any remarks or statements that might tend to, or be construed to tend to, defame the Company or its reputation, or the reputations of any of its respective officers, directors and employees, nor shall the Employee assist any other person, firm or entity in so doing.
5.Injunctive Relief; Extension of Covenants Following Breach.
The covenants set forth in Sections 4 and 6 shall be enforceable by a court of equity through the granting of a temporary restraining order, preliminary injunction and/or permanent injunction. In the event of a breach of Sections 4 and 6 of this Agreement, the Employee consents to the entry of an injunction, and the Employee shall pay any reasonable fees and expenses incurred by the Company in enforcing such Sections if such breach is finally judicially determined to have occurred. Such equitable enforcement shall be in addition to, and shall not prejudice the right of the Company to, an appropriate monetary award. The Employee agrees that, in the event of a breach of any of the covenants set forth in Section 7, the duration of the covenants in Section 7 automatically shall be extended for a period equal to the period of the violation.
6.Return of Documents and Other Property.
Upon termination of the Employee’s employment, the Employee shall return to the Company all of its property, equipment, documents, records, lists, files and any and all other Company materials including, without limitation, computerized or electronic information, that is in the Employee’s possession as of the Termination Date (the “Company Property”). The Company Property shall be delivered to the Company at its office at 2400 Xenium Lane North, Plymouth, Minnesota 55441, within three (3) business days after the Termination Date. Unless otherwise agreed by the Company in writing, the Employee shall not retain any Company Property or copies thereof.
7.Reasonableness of Restrictive Covenants.
The Employee agrees that, due to the uniqueness of the Employee’s position, skills and/or abilities and the uniqueness of the confidential information that the Employee possesses and will possess in the course of his employment with the Company, the covenants set forth herein are reasonable and necessary for the protection of the Company. Nevertheless, if it shall be determined that such covenants are unenforceable in that they are too broad as to their scope or geographical coverage, then the parties hereby confer upon any appropriate court the power to limit such scope or geographical coverage such that they will be enforceable.

8.Employee Release of Company.
In consideration of the Stay Bonus, and for other consideration, Employee, intending to be legally bound, for himself and on behalf of his heirs, successors and assigns, hereby releases, remises and forever discharges the Company and its directors, officers, employees, shareholders, agents, affiliates, successors and assigns (collectively, the “Company Releasees”) of any and all claims, demands, actions, causes of action, rights, suits, accountings, debts, covenants, contracts, agreements, duties and obligations, known or unknown, that he has, had or may have, from the beginning of time to the date hereof against the Company Releasees.
9.Miscellaneous.
(a)This Agreement is meant to be additive to and supplement the Employment Agreement. In the event of any inconsistency between this Agreement and the Employment Agreement, the terms of the Employment Agreement shall be controlling.
(b)No consent or waiver, express or implied, by the Company with respect to any breach or default in the performance by the Employee of any of the Employee’s obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by the Employee of the same or any other obligations hereunder. Failure on the part of the Company to complain of any act or omission or to declare the Employee to be in default, irrespective of how long such failure continues, shall not constitute a waiver by the Company of its rights under this agreement or otherwise.
(c)This agreement shall be binding upon and shall inure to the benefit of the Company and the Employee. The Employee may not assign this agreement. This agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Minnesota (excluding its principles of conflicts of law).
(d)Although the Company does not guarantee the tax treatment of the Stay Bonus, the intent of the parties is that the Stay Bonus be exempt from the requirements of Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and date first above written.

CHRISTOPHER AND BANKS CORPORATION

By:
KENT KLEEBERGER
CHAIRMAN OF THE BOARD OF DIRECTORS AND
CHAIRMAN OF THE COMPENSATION COMMITTEE

By:
EMPLOYEE